 Exhibit 99.1

Excel Corporation Reports Third Quarter Results

IRVING, TEXAS–November 16, 2015 – Excel Corporation (OTCQB: EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported its consolidated results for the third quarter ended September 30, 2015.

Excel recorded revenues of $3,971,228 for the quarter ended September 30, 2015, an increase of 13.6% over the third quarter of 2014. Net loss from operations decreased 64.6% from $1,015,427 for the three months ended September 30, 2014 to $359,181 for the three month ended September 30, 2015. The significant decrease in the quarterly operating loss of $656,246 was due primarily to increased sales volume and improved operating margins at Excel’s wholly-owned subsidiary, Securus Payments (“Securus”). For the nine months ended September 30, 2015, net loss from operations also decreased 63.9% from $2,439,406 to $879,997. When adjusted for non-cash stock compensation and the cost of a one-time litigation settlement, our adjusted net loss for the third quarter and nine months were reduced to $190,027 and $403,268 respectively, a significant improvement over the same prior year periods. Excluding corporate overhead, Securus generated operating income of $90,831 and $481,772 for the three months and nine months ended September 30, 2015.

Excel Corporation CEO, T. A. “Kip” Hyde Jr. stated, “Securus continues to show strong sales growth with increased operating profitability. We have been focusing on our most efficient sales channels, and have augmented our customer service functions with new programs to increase ongoing merchant satisfaction and retention. We expect to finish this year with record revenues and continued margin improvement. In addition, as our new merchant cash advance sales operation begins to show results, we expect to see increased sales and operating income through this year and next.”

For the quarter ended September 30, 2015, the Company announced the following results: [the Table below presents summary financial data; see the Company’s Form 10-Q filed on November 16, 2015 for complete financials and additional information]:

Excel Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Equipment lease revenue	$2,889,381	$2,768,930	$9,093,792	$4,644,546
Transaction and processing fees	1,060,224	725,366	3,274,158	1,129,922
Other revenue	21,623	—	21,623	—
Total revenues	3,971,228	3,494,296	12,389,573	5,774,468

Costs and expenses
Cost of products sold	877,992	689,171	2,596,666	1,114,312
Payroll	2,631,657	2,557,227	7,821,752	4,786,689
Outside commissions	322,957	589,379	1,202,980	892,396
Other selling, general, and administrative expenses	497,803	673,946	1,648,172	1,420,477
Total costs & expenses	4,330,409	4,509,723	13,269,570	8,213,874

Net loss from operations	(359,181)	(1,015,427)	(879,997)	(2,439,406)
Other income
Gain on sale of residual portfolio	—	—	—	2,800,000
Gain on settlement of debt	—	—	—	175,101
Total other income	—	—	—	2,975,101

Interest expense	66,773	111,354	213,373	314,739

Net income (loss) before income taxes	(425,954)	(1,126,781)	(1,093,370)	220,956

Income tax expense (benefit)
Current	(157,603)	(381,258)	(404,547)	(81,297)
Deferred	157,603	394,537	404,547	81,297
Total income tax expense	—	13,279	—	—

Net income (loss)	$(425,954)	$(1,113,502)	$(1,093,370)	$220,956

Earnings (Loss) Per Share
Basic & Diluted	$(0.004)	$(0.012)	$(0.011)	$0.003

Weighted Average Shares Outstanding
Basic & Diluted	99,259,070	96,759,070	98,152,843	84,558,609

See accompanying notes to unaudited consolidated financial statements.

Adjustments to Net loss from Operations
Stock Compensation	$70,787	$78,391	$218,362	$357,365
Litigation Settlement	98,367	—	258,367	—
Adjusted Loss from Operations	$(190,027)	$(937,036)	$(403,268)	$(2,082,041)

Disclosure of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes the presentation of certain non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance. For all non-GAAP financial measures in this release, we have provided corresponding GAAP financial measures for comparative purposes.

We refer to the term “Adjustments to Net loss from Operations” and “Adjusted Loss from operations” in various places of our financial discussion. The Company identifies its non-cash, significant and one-time charges each period, including non-cash stock compensation expense and significant litigation settlement costs and excludes these charges to compute certain non-GAAP adjusted operating measurements. Income (loss) from operations, and Net income (loss) are each adjusted by excluding the total non-cash, significant and one-time charges identified by the Company to compute Adjusted income (loss) from operations and Adjusted net income (loss), respectively (the “Non-GAAP Financial Measures”).These Non-GAAP Financial Measures are not measures of operating performance under GAAP and therefore should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP nor should they be considered as a measure of liquidity. Moreover, since the Non-GAAP Financial Measures are not measurements determined in accordance with GAAP, and thus are susceptible to varying interpretations and calculations, the Non-GAAP Financial Measures, as presented, may not be comparable to similarly titled measures presented by other companies.

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides financial and transaction processing services to small and medium size merchants throughout the United States. Through Securus Payments, its wholly-owned subsidiary acquired in April 2014, Excel is a single source provider for virtually all types of merchant payment processing, including the new Apple Pay mobile payment and digital wallet service from Apple Inc. Securus operates as a national retail Independent Sales Organization (“ISO”) and Member Service Provider ("MSP"), using its own direct sales and marketing teams and fully integrated customer relationship management systems to provide ongoing support to its merchant customers. In June 2015, Excel subsidiary, Excel Business Solutions, acquired and began selling merchant cash advances under the trade name Mom and Pop Merchant Solutions (“M&P”). As an ISO sales and management company, M&P places cash advances for merchants through its own ISO network in addition to the Securus ISO network. With over 350 employees and independent sales representatives nationwide, Excel is one of the largest ISO/MSP companies in the United States.

Excel Corporation common stock is traded Over-The-Counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

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All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Robert L. Winspear

Chief Financial Officer

972.476.1000

info@ExcelCorpUSA.com